UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 23, 2007
infoUSA Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle
Omaha, Nebraska
(Address of principal executive offices)		68127
		(Zip Code)
Registrant’s telephone number, including area code (402) 593-4500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
Press Release issued August 23, 2007

Item 8.01 Other Events.
This Current Report on Form 8-K relates to the cash tender offer by Knickerbocker Acquisition Corp. (“Purchaser”), a New York corporation and wholly-owned subsidiary of infoUSA Inc. (the “Company”), to acquire (i) all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Shares”), of Guideline Inc., a New York corporation (“Guideline”), at a price of $1.35 per Common Share, in cash, and (ii) all of the issued and outstanding shares of Series A preferred stock, par value $0.0001 per share, of Guideline (the “Preferred Shares” and, along with the Common Shares, the “Shares”), at a price equal to the liquidation preference per Preferred Share of $1.50 per share plus accrued dividends thereon, in cash (collectively the “Offer”), all pursuant to that certain Agreement and Plan of Merger, dated as of June 28, 2007, by and among the Company, Purchaser and Guideline (the “Merger Agreement”).
On August 23, 2007, the Company announced the successful completion of the previously announced subsequent offering period, which expired at 12:00 midnight EDT at the end of Wednesday, August 22, 2007. As of the expiration of the subsequent offering period, an additional 1,704,097 Common Shares had been validly tendered, resulting in the ownership by Purchaser of an aggregate of 21,267,898 Common Shares, or 94.4% of all Common Shares outstanding, as well as all of the Preferred Shares outstanding.
Also on August 23, 2007, the Company announced its intent to consummate a “short-form” merger without a vote of Guideline shareholders, as permitted by and pursuant to the New York Business Corporation Act. The merger was consummated on August 24, 2007. As a result of the merger, all remaining outstanding Common Shares, other than Common Shares held by shareholders of Guideline that perfect their rights to appraisal under the New York Business Corporation Act, were converted into the right to receive $1.35 per Common Share, in cash, without interest. Common Shares held by shareholders who perfect their appraisal rights will represent only the right to receive the amount awarded in the appraisal, or, if such demand for appraisal is withdrawn or forfeited, $1.35 per Common Share, in cash, without interest. As a result of the merger, Guideline, the surviving corporation in the merger, became a wholly-owned subsidiary of the Company, with the Company owning all 1,000 outstanding shares of Guideline.
Approximately $39.4 million was required in connection with the consummation of the Offer and the merger, including repayment of Guideline indebtedness and payment of transaction-related expenses. The Company and Purchaser used working capital and funds available under the Company’s credit facility to pay such amounts.
A copy of the August 23, 2007 press release issued by the Company announcing the expiration of the subsequent offering period and the expected closing of the merger is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit
99.1	Press Release issued by infoUSA Inc. on August 23, 2007 (incorporated by reference to Exhibit (a)(3) to Amendment No. 2 to Schedule TO filed by infoUSA on August 23, 2007).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc. (Registrant)
August 24, 2007	/s/ STORMY DEAN
Stormy Dean
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by infoUSA Inc. on August 23, 2007 (incorporated by reference to Exhibit (a)(3) to Amendment No. 2 to Schedule TO filed by infoUSA on August 23, 2007).